EXHIBIT D


                      CARDINAL CAPITAL MANAGEMENT, L.L.C.
                                 CODE OF ETHICS






                                   JUNE 2015

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                      CARDINAL CAPITAL MANAGEMENT, L.L.C.

            CODE OF ETHICS FOR U.S. REGISTERED INVESTMENT COMPANIES

INTRODUCTION

 This Code of Ethics (the "Code") has been adopted by Cardinal Capital Management, L.L.C. ("Adviser") with respect to Adviser's investment advisory services to all of its clients, including each client that is a U.S. registered investment company or series thereof (each a "Client"). The Code establishes standards and procedures for the detection and prevention of inappropriate personal securities transactions by persons having knowledge of the investments and investment intentions of a Client and addresses other situations involving a potential conflict of interest. Definitions of UNDERLINED terms are included in Appendix A.

 This Code is intended to ensure that the personal securities transactions of persons subject to the Code are conducted in accordance with the following principles:

          (i)  The duty at all times to place first the interests of Clients;

          (ii) The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

          (iii) The fundamental standard that Adviser personnel not take inappropriate advantage of their positions.


1. WHO IS COVERED BY THIS CODE

       This Code applies to all partners, officers and employees of Adviser. Certain provisions apply only to ACCESS PERSONS and INVESTMENT PERSONNEL. Adviser forbids any partner, officer and employee from engaging in any conduct which is contrary to this Code or Adviser's Insider Trading Policy and Related Procedures. All ACCESS PERSONS are subject to the Code's restrictions and requirements regarding opening securities accounts, effecting securities transactions, reporting securities transactions, maintaining information and documents in a confidential manner and other matters. This Code shall not apply to Cardinal Value Equity Partners, L. P. and Cardinal Mid-Cap Value Equity Partners, L. P., or to any other private investment partnership to which the adviser serves as general partner, provided that persons subject to this Code do not control any such private investment vehicle.

       Failure to comply with this Code is a very serious matter and may result in disciplinary action, including, among other things, monetary fines, disgorgement of profits, and suspension or termination of employment.

       IT IS CARDINAL'S POLICY THAT EVERY CARDINAL EMPLOYEE SHALL REPORT ANY VIOLATION OR SUSPECTED VIOLATION OF THIS CODE OF ETHICS TO THE CHIEF COMPLIANCE OFFICER OR ANY CARDINAL

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CAPITAL MANAGING PARTNER AND BE ASSURED THAT THERE WILL BE NO NEGATIVE
REPERCUSSIONS AS A RESULT OF THE REPORTING.

2. PERSONAL TRADING POLICIES

a. Employees of the company are strongly discouraged from investing personally (as well as in accounts over which they have discretion or in accounts of other individuals residing in the same household) in the COVERED SECURITIES of companies that are currently held in Cardinal's portfolios, pending on the trading desk, or actively followed by Cardinal because of the potential for or appearance of conflicts of interest.

     Towards that end, any personal equity securities transaction (purchase or sale) which involves a company whose securities are held in Cardinal's portfolios, pending on the trading desk, or actively followed by Cardinal must be approved by the Compliance Officer (or his/her designee, in the absence of the Compliance Officer) IN WRITING BEFORE the trade is entered as outlined in 2b.

b. Trade authorizations should be requested via e-mail to the Compliance Officer. A return e-mail should be received by the employee within 2 hours either authorizing the trade or explaining the reason why the request was denied. Approvals will be valid for 24 hours from receipt and will be given only after the Compliance Officer has determined:

          (i) that there have been no pending or completed trades in that company during:

                    o the previous five trading days (in the case of a trade which is in the same direction), or

                    o the previous five trading days (in the case of a trade in the opposite direction)

          (ii) and that there are no anticipated orders in that company's securities for any of Cardinal's portfolios in the next five days.

c. If an employee purchases an equity security issued by a company held in Cardinal's portfolio or pending on the trading desk, the security MUST THEN BE HELD until after Cardinal has sold that security in all of its client accounts. If an employee purchases a security issued by a company actively followed by Cardinal and Cardinal subsequently purchases shares in that company within six months of the employee purchase, then the security MUST THEN BE HELD until after Cardinal has sold that security in all of its client accounts. If Cardinal subsequently purchases shares in the company after the six month date of the employee purchase, the purchased security would be grandfathered as in 2d below. In extraordinary circumstances, these requirements may be waived by the Compliance Officer. Exceptions will generally be granted in the case of a tender offer or other corporate action which is extended to all shareholders in a pro-rata fashion. The employee will then be permitted to sell his/her investment.

d. All personal investments in the equity securities of companies in Cardinal's portfolio, pending on the trading desk, or actively followed by Cardinal as of October 10, 2005 are grandfathered and may be sold prior to Cardinal's liquidation of its investment. In

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     addition, in the case of Cardinal's investment in a company (or active monitoring thereof) after its securities are owned by an employee or in the case of a new employee joining Cardinal and possessing securities in companies owned in the Cardinal portfolios, these securities will also be grandfathered. In addition, any security which, after an employee has purchased the security, subsequently is bought or merged for stock with a Cardinal portfolio company shall also be grandfathered as long as the employee purchased the security six months before the effective date of the merger. Any such sale of those grandfathered investments MUST still be preceded by obtaining PRIOR WRITTEN APPROVAL (as outlined in 2b) from the Compliance Officer. Approvals will also be valid for 24 hours from receipt. Approvals will be given only after the Compliance Officer has determined that the conditions in paragraph 2b exist.

e. Short sales or purchases of put options on companies held in Cardinal's portfolios are strictly prohibited.

f. All personal transactions in equity securities of companies currently not in Cardinal portfolios (or in open trading orders or actively followed) require only that notification of the transaction must be e-mailed to the Compliance Officer on the day of the transaction.

It is the obligation of the employee to take timely and reasonable efforts to determine if the securities to be traded are in the Cardinal portfolio, pending on the trading desk or actively followed by Cardinal.

g. With respect to all trades in the Northern Funds Multi-Manager Small Cap Fund, Russell Investment Company Russell U. S. Small Cap Equity Fund, the Vanguard Explorer Value Fund, and the Cardinal Small Cap Value Fund, of which Cardinal is an investment sub- advisor to each fund, notification of any purchases or sales of the Funds must be emailed to the Compliance Officer before trading.

Notwithstanding the above, any issues or questions not addressed specifically by the preceding should be brought to the attention of the Compliance Officer.

3.  GIFT AND ENTERTAINMENT POLICY

 THE GIVING AND RECEIVING OF GIFTS AND ENTERTAINMENT SHOULD NEVER CREATE OR APPEAR TO CREATE A CONFLICT OF INTEREST, INTERFERE WITH THE IMPARTIAL FULFILLMENT OF OUR RESPONSIBILITIES TO CLIENTS, OR PLACE CARDINAL CAPITAL IN A DIFFICULT OR COMPROMISING POSITION. WHEN IN DOUBT SEEK GUIDANCE FROM A CARDINAL MANAGING PARTNER. THIS GIFT AND ENTERTAINMENT POLICY IS AN INTEGRAL PART OF THIS CODE OF ETHICS.

(A) ALL PARTNERS, OFFICERS AND EMPLOYEES:

     (i) GIFTS. A gift is defined as anything of value, whether object, service, or intangible that you receive without paying for it. No Partners or employees should accept or offer gifts of any kind from/to third parties except those gifts of a de minimis nature, which for the purposes of this policy shall be defined


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          as valued at less than $100. Total value of aforementioned gifts should not exceed $200 exchanged per year per individual per third party entity.

     (ii) ENTERTAINMENT. Partners and employees may accept or offer business meals or entertainment from or to third parties. These entertainment events should not exceed a value of $300 per person per event without receiving approval from a Cardinal Managing Partner in advance.

4. PROHIBITED TRANSACTIONS

 ALL PARTNERS, OFFICERS AND EMPLOYEES:

     (i) PROHIBITION AGAINST FRAUDULENT CONDUCT. No partner, officer or employee may use any information concerning a SECURITY HELD OR TO BE ACQUIRED by a Client, or his or her ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Client. In addition, no partner, officer or employee shall, directly or indirectly:

          (1) Employ any device, scheme or artifice to defraud a Client or engage in any manipulative practice with respect to a Client;

          (2) Make to a Client, any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or

          (4)  Engage in any manipulative practice with respect to a Client.

     (ii) CONFIDENTIALITY. Except as required in the normal course of carrying out their business responsibilities, no partner, officer or employee shall reveal information relating to the investment intentions or activities of any Client, or securities that are being considered for purchase or sale on behalf of any Client.

(B) ACCESS PERSONS. In addition to the restrictions in Section 3(a), ACCESS PERSONS are subject to the following restrictions:

     (i) UNDUE INFLUENCE. ACCESS PERSONS shall not cause or attempt to cause any Client to purchase, sell or hold any security in a manner calculated to


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          create any personal benefit to them and shall not recommend any securities transactions for a Client without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation, (i) BENEFICIAL OWNERSHIP of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between the ACCESS PERSON (or any party in which he or she has a significant interest) and such issuer or its affiliates.

     (ii) CORPORATE OPPORTUNITIES. ACCESS PERSONS shall not take personal advantage of any opportunity properly belonging to a Client.

    (iii) OTHER PROHIBITED TRANSACTIONS. ACCESS PERSONS shall not:

          (1) Induce or cause a Client to take actions or to fail to take action, for personal benefit rather than for the benefit of the Client;

          (2) Accept anything other than of DE MINIMIS value or any other preferential treatment from any broker-dealer or other entity with which a Client does business;

          (3) Establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

          (4) Use knowledge of portfolio transactions of a Client for their personal benefit or the personal benefit of others; or

          (5) Violate the anti-fraud provisions of the federal or state securities laws.

(C) INVESTMENT PERSONNEL. In addition to the restrictions in Section 3(a), Investment

 Personnel are subject to the following restrictions:

     (i) INITIAL PUBLIC OFFERINGS. INVESTMENT PERSONNEL must obtain prior written approval from the designated Review Officer before directly or indirectly acquiring securities in an initial public offering.

     (ii) PRIVATE PLACEMENTS INVESTMENT PERSONNEL may not directly or indirectly acquire securities in a private placement unless the Review Officer determines whether the investment opportunity should be reserved for a Client, and whether such opportunity is being offered to the INVESTMENT PERSONNEL by virtue of their position with the Client. Any INVESTMENT PERSONNEL of a Client who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position


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          in writing to the Review Officer if he or she plays a material role in the Client's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the INVESTMENT PERSONNEL has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Client's investment decision will be made.

    (iii) SERVICE AS A DIRECTOR. INVESTMENT PERSONNEL shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Client and its shareholders.

5. REPORTING REQUIREMENTS

(A) REPORTING. ACCESS PERSONS, must report to the designated Review Officer the information described in this Section with respect to transactions in any COVERED SECURITY in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership.

(B) EXCLUSIONS FROM REPORTING. Purchases or sales in COVERED SECURITIES in an account in which the ACCESS PERSON has no direct or indirect or CONTROL are not subject to the reporting requirements of this Section.

(C) INITIAL HOLDING REPORTS. No later than ten (10) days after an ACCESS PERSON becomes subject to this Code he or she must report the following information:

     (i) The title, number of shares and principal amount of each COVERED SECURITY (whether or not publicly traded ) in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP as of the date he or she became subject to this Code;

     (ii) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities were held for the ACCESS PERSON direct or indirect benefit as of the date he or she became subject to this Code; and

     (iii) The date that the report is submitted.

(D) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a Quarter, ACCESS PERSONS must report the following information:

     (i) With respect to any transaction during the quarter in a COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON has, or by


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          reason of such transaction acquired, any direct or indirect BENEFICIAL
          OWNERSHIP:

          (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY involved;

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3) The price of the COVERED SECURITY at which the transaction was effected;

          (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

          (5)  The date that the report is submitted.

     (ii) With respect to any account established by the ACCESS PERSON in which any COVERED SECURITIES (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

          (1) The name of the broker, dealer or bank you established the account;

          (2)  The date the account was established; and

          (3)  The date that the report is submitted.

(E) ANNUAL HOLDINGS REPORTS. Annually, all ACCESS PERSONS must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

     (i) The title, number of shares and principal amount of each COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON had any direct or indirect beneficial ownership;

     (ii) The name of any broker, dealer or bank with whom you maintain an account in which any securities are held for his or her direct or indirect benefit; and

     (iii) The date that the report is submitted.

(F) CERTIFICATION OF COMPLIANCE. All ACCESS PERSONS are required to certify annually (in the form of Attachment A) that they have read and understood the Code and recognize that they are subject to the Code. Further, all ACCESS PERSONS are


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     required to certify annually that they have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

(G) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4(e).

(H) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect BENEFICIAL OWNERSHIP in the COVERED SECURITIES to which the report relates.

(I) ACCOUNT OPENING PROCEDURES. All ACCESS PERSONS shall provide written notice to the Review Officer PRIOR TO opening any account with any entity through which a COVERED SECURITIES transaction may be effected. In addition, ACCESS PERSONS must promptly:

     (i) Provide full access to a Client, its agents and attorneys to any and all records and documents which a Client considers relevant to any securities transactions or other matters subject to the Code;

     (ii) Cooperate with a Client, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code.

    (iii) Provide a Client, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter to the Code; and

     (iv) Promptly notify the Review Officer or such other individual as a Client may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

6. REVIEW OFFICER

(A) DUTIES OF REVIEW OFFICER. the Chief Compliance Officer of the Adviser, has been appointed as the Review Officer to:

     (i) Review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

     (ii) Identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;


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    (iii) Compare, on a monthly basis, all COVERED SECURITIES transactions within the past 60 days with each Client's completed portfolio transactions to determine whether a Code violation may have occurred;

     (iv) Maintain a signed acknowledgement by each person who is then subject to this Code, in the form of Attachment A; and

     (v) Identify persons who are INVESTMENT PERSONNEL of the Client and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security an initial public offering or a security in any private placement.

(B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to Adviser's Managing Member.

     (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

     (i) A copy of any code of ethics adopted by Adviser which has been in effect during the previous five (5) years in an easily accessible place;

     (ii) A record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

    (iii) A copy of each report made by anyone subject to this Code as required by Section 5 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

     (iv) A list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Adviser, in an easily accessible place;

     (v)  A copy of each written report and certification required pursuant to
          Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

     (vi) A record of any decision, and the reasons supporting the decisions, approving the acquisition by INVESTMENT PERSONNEL of initial public


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          offerings or privately placed securities for at least five (5) years after the end of the fiscal year in which the approval is granted.

(D) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for violations of the Code, including the following:

     (i) SAME DAY TRADES: transactions by ACCESS PERSONS occurring on the same day as the purchase or sale of the same security by a Client for which they are an ACCESS PERSON.

     (ii) POTENTIAL CONFLICTS: transactions by ACCESS PERSONS IN SECURITIES, which, within the most recent 15 days, are or have been held by a Client or are being or have been considered by a Client or Adviser for purchase by a Client.

    (iii) OTHER ACTIVITIES: Transactions which may give the appearance that an ACCESS PERSON has executed transactions not in accordance with this Code.

(E) SUBMISSION TO INVESTMENT COMPANY BOARDS OF DIRECTORS. The Review Officer shall annually prepare a written report to the Board of Directors of any Client that is a registered investment company that:

     (i) Describes any issues under this Code or its procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

     (ii) Certifies that Adviser has adopted procedures reasonably necessary to prevent its ACCESS PERSONS from violating this Code.

7. POLITICAL CONTRIBUTIONS

No partner or employee, or their family members, should make a contribution in excess of $350 per election to any candidate for whom they are eligible to vote who would be directly or indirectly responsible for (or can influence the outcome of) the hiring of an investment adviser or has the power to appoint any person who is directly or indirectly responsible for (or can influence the outcome of) the hiring of an investment adviser, and $150 to other candidates. Any employee who wishes to make any political contribution (or whose family member wishes to make any political contribution) must seek pre-clearance from Cardinal's Chief Compliance Officer.

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                      CARDINAL CAPITAL MANAGEMENT, L.L.C.
                                 CODE OF ETHICS

APPENDIX A: DEFINITIONS

(a)  ACCESS PERSON means:

     (i) Each managing member or officer of Adviser, any employee or agent of Adviser, or any company in a control relationship to Adviser who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of COVERED SECURITIES by a Client advised by Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (ii) Any natural person in a control relationship to Adviser who obtains information concerning recommendations made to a Client by Adviser with regard to the purchase or sale of COVERED SECURITIES by the Client;

(b)  ACT means the Investment Company Act of 1940, as amended.

(c) BENEFICIAL OWNER shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all COVERED SECURITIES which an ACCESS PERSON owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a DIRECT OR INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's immediate family sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)  COVERED SECURITY means any security except:

     (i)  Direct obligations of the Government of the United States;


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     (ii) Banker's acceptances and bank certificates of deposits;

    (iii) Commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

     (iv) Repurchase agreements covering any of the foregoing; and

     (v)  Shares of registered open-end investment companies.

(f) INVESTMENT PERSONNEL means any employee of Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Client managed by Adviser; and any individual who CONTROLS Adviser or a Client for which Adviser is an investment adviser and who obtains information concerning recommendations made to the Client regarding the purchase or sale of securities by the Client.

(g) PURCHASE OR SALE includes, among other things, the writing of an option to purchase

or   sell.

(h)  SECURITY HELD OR TO BE ACQUIRED BY the Client means

     (i) Any COVERED SECURITY which, with the most recent 15 days (x) is or has been held by the applicable Client or (y) is being or has been considered by the applicable Client or its investment adviser for purchase by the applicable Client; and

     (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY

(i)  SECURITIES ACTIVELY FOLLOWED BY CARDINAL means all companies with a market
     FORMATTED: Highlight capitalization of $25 billion and under.

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                      CARDINAL CAPITAL MANAGEMENT, L.L.C.
                                  CODE OF ETHICS
                                     APPENDIX B
                                 LIST OF ACCESS PERSONS
                                (As of December 31, 2014)

--------------------------------------------------------------------------------
ADVISER       AP              IP               AS OF DATE  CLIENT  END  DATE
--------------------------------------------------------------------------------
Gene Fox      X               X                3/20/07     All
--------------------------------------------------------------------------------
E M Janerus   X                                10/11/10    All
--------------------------------------------------------------------------------
Rob           X               X                3/20/07     All
Kirkpatrick
--------------------------------------------------------------------------------
Rachel        X               X                3/20/07     All
Matthews
--------------------------------------------------------------------------------
Amy Minella   X                                3/20/07
--------------------------------------------------------------------------------
Christopher   X               X                8/23/07     All
Robertson
--------------------------------------------------------------------------------
Tom Spelman   X                                3/20/07     All
--------------------------------------------------------------------------------
Karyn Klein   X                                3/20/07     All
--------------------------------------------------------------------------------
Kathleen      X               X                9/4/07      All
Gray
--------------------------------------------------------------------------------
Chitra        X               X                3/20/07     All
Sundaram
--------------------------------------------------------------------------------
Joyce         X                                3/20/07     All
Gallagher
--------------------------------------------------------------------------------
Michael       X               X                9/29/11     All
Cotogno
--------------------------------------------------------------------------------
Robert Fields X               X                4/15/13     All
--------------------------------------------------------------------------------
Mike          X               X                6/2/2014    All
Povemba
--------------------------------------------------------------------------------
Connor Wills  X               X                10/29/14    All
--------------------------------------------------------------------------------
Dahlia Black  X               X                10/29/14    All
--------------------------------------------------------------------------------
Diane Davol   X                                01/07/13    All
--------------------------------------------------------------------------------

AP=Access Person; IP=Investment Personnel


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                      CARDINAL CAPITAL MANAGEMENT, L.L.C.
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                ACKNOWLEDGEMENT

        I understand that I am subject to the Code of Ethics of Cardinal Capital Management, L.L.C. ("Adviser"). I have read and I understand the Adviser Code of Ethics and I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

_____________________________________                      _____________________
Signature                                                  Date

_____________________________________
Printed Name


THIS FORM MUST BE COMPLETED AND RETURNED TO ADVISER'S COMPLIANCE DEPARTMENT.

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